Exhibit 4.25

EXECUTIVE EMPLOYMENT AGREEMENT  THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is effective as of January 1, 2016 (the "Effective Date"), by and between Midatech Pharma US, Inc., a Delaware corporation and wholly owned subsidiary of parent Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (the "Company"), and David Benharris (the "Executive").   WITNES SETH:   WHEREAS, the Company wishes to employ the Executive, and the Executive desires to accept employment with the Company, upon the terms and conditions of this Agreement.  NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, including the employment of the Executive by the Company and the compensation to be received by the Executive from the Company from time to time, and specifically the compensation to be received by the Executive pursuant to Section 4 hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:  1.  Employment.   The Company hereby employs the Executive and the Executive hereby accepts employment as President of the Company upon the terms and conditions of this Agreement.  2.  Duties. The Executive shall faithfully perform all duties of the Company related to the position or positions held by the Executive, including but not limited to all duties set forth in this Agreement and/or in the Bylaws of the Company related to the position or positions held by the Executive and all additional duties that are prescribed from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company.  The Executive shall report to the Chief Executive Officer of Midatech Pharma plc. The Executive shall devote the Executive's full time and attention to the performance of the Executive's duties and responsibilities on behalf of the Company and in furtherance of its best interests; provided, however, that the Executive, subject to the Executive's obligations hereunder, shall also be permitted to make personal investments, perform reasonable volunteer services and, with the prior consent of the Company, serve on outside boards of directors for non-profit corporations. The Executive shall comply with all Company policies, standards, rules and regulations (the "Company Policies") and all applicable government laws, rules and regulations that are now or hereafter in effect.  The Executive acknowledges receipt of copies of all written Company Policies that are in effect as of the date of this Agreement.  3.  Term.   The Executive's employment by the Company shall commence on the Effective Date and shall be at-will, meaning either the Company or the Executive can terminate the Agreement at any time, for any or no reason, in accordance with provisions of Section 6 of the Agreement (the "Term").   4.  Place of Employment.   The Executive's regular workplace will not be the

Company's offices in Raleigh, NC and instead will be outside of the state of North Carolina; provided, however, Executive will be present at such offices as reasonably required by the Company. The location of the Company's offices may change at the discretion of the Company. For so long as the Executive's residence is more than fifty (50) miles from the Company's offices, the Company will pay the Executive's reasonable travel expenses to and from the Company's offices and reasonable lodging expenses while the Executive is at the Company's offices. The Executive's duties will involve travel, and upon request, Executive shall work at such place or places other than the Company's offices or the Executive's normal place of work, as may be reasonably specified by the Company.  The Company shall pay or reimburse reasonable travel, lodging, meal and related incidental costs of the Executive when the Executive is requested to travel or work at any location outside of the Company's offices or the Executive's normal place of work, consistent with the Company's travel policies in effect from time to time.  5.  Compensation, Benefits and Vacation. As compensation for the services rendered by the Executive under this Agreement, the Executive shall be entitled to receive the following (all payments are subject to applicable withholdings):  (a)  Base Salary. The Executive shall receive an annual salary of Two Hundred Eighty Thousand Dollars ($280,000.00) per year payable in accordance with the then-current payroll schedule of the Company (the "Base Salary").  The Executive's Base Salary may be increased from time to time by the Board.  (b)  Bonuses.   The Executive shall be eligible, at the Board's discretion, to participate in an annual bonus plan (the "Annual Bonus"). The Executive's target Annual Bonus shall be Fifty percent (50%) of the Executive's then-current annual Base Salary, apportioned between achievement of personal objectives and Company objectives as the Board may set from year-to-year.  The amount awarded, if any, shall be paid following completion of the Company's fiscal year and in any event no later than March 15th of the year immediately following the year in which the Company's fiscal year terminates. The Annual Bonus shall be less applicable taxes and withholding.  (c)  Benefits. The Executive shall be entitled to receive those benefits provided from time to time to other executive employees of the Company who reside in the country in which the Executive is domiciled, in accordance with the terms and conditions of the applicable plan documents, provided that the Executive meets the eligibility requirements thereof.   All such benefits are subject to amendment or termination by the Company without the consent of the Executive or any other employee of the Company. As of the Effective Date, the Executive shall be entitled to participate in the following plans and arrangements:   (i)  Health Insurance.   The Executive shall be eligible to receive  benefits under the health insurance plan currently made available by the Company.   (ii) 401 (k) Plan.   The Executive shall be eligible to participate in the Company's 401(k) Plan, if any, according to its terms. The foregoing notwithstanding, the Company shall make an annual contribution to the Executive's 401(k) plan (or such other similar retirement plan as the Executive may direct from time to time), in the amount of Twenty Eight

Thousand Dollars ($28,000.00), to be paid by March 15th of each year.   (iii)  Vacation.   The Executive shall be entitled to  20 days of paid  vacation each calendar year subject to the terms of the Company's vacation policy.   (iv)  Business Expenses.   The Company shall pay, or reimburse the  Executive for, all reasonable expenses incurred by the Executive directly related to conduct of the business of the Company in accordance with the Company's policies for the reimbursement or advancement of business expenses that are now or hereafter in effect.   (d)  Perquisites.  In addition to the Base Salary and Annual Bonus described hereinabove, the Executive shall be provided a company vehicle which shall be leased by the Company or one of the Company's vendors for the Executive's use. The vehicle shall be of a size and class as may be reasonably approved by the Company.  (e)  Equity Grant.  The Company may grant to the Executive such options or restricted stock units as may be decided by the Board of Directors or by the appropriate subcommittee thereof.  6.  Termination.  This Agreement and the Executive's employment by the Company shall be terminated by the first to occur of any of the following events:  (a)  Termination upon Notice. Without altering the at-will nature of Executive's employment, Executive and the Company agree to provide at least thirty (30) days advance written notice of termination of the Agreement; provided, however, that the Company reserves the right to terminate Executive's employment at any time during the notice period or to terminate the Executive's employment immediately upon notice, in which case the Company shall pay the Executive's Base Salary for either the full notice period or any remainder thereof, as appropriate. In the event the Company terminates the Executive pursuant to the terms hereof, the Executive shall be entitled to Severance under paragraph (d)(ii) below.   (b)  Termination by Executive for Good Reason.   The Executive may terminate this Agreement and Executive's employment by the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the existence, without Executive's consent, of any of the following events: (A) the Executive's duties and responsibilities or salary are substantially reduced  or diminished; (B) the Company materially breaches its obligations under this Agreement; or (C) the Executive's place of employment is relocated by more than 50 miles and the Executive resides within 50 miles of the immediately preceding place of employment and such relocation is done without the consent of the Executive. In addition to any requirements set forth above, in order for any of the above events to constitute Good Reason, the Executive must  (X) inform the Company of the existence of the event within 90 days of the initial existence of the event, after which date the Company shall have no less than 30 days to cure the event which otherwise would constitute Good Reason hereunder and (Y) the Executive must terminate employment with the Company for such "Good Reason" no later than two years after the initial existence of the event which prompted the Executive's termination.

(c)  Termination by the Company. The Company shall terminate this Agreement and the Executive's employment hereunder immediately upon one of the following occurances:   (i)  Death: upon the death of the Executive, in which case this  Agreement shall terminate immediately, provided that such termination shall not prejudice any benefits payable to the Executive's spouse or beneficiaries which are fully vested as of the date of death;  (ii)  Permanent Disability: if the Executive is Permanently Disabled,"  in which case this Agreement shall terminate immediately, provided that, such termination shall not prejudice any benefits payable to the Executive, the Executive's spouse or beneficiaries which are fully vested as of the date of the termination of this Agreement. For purposes of this Agreement, the Executive shall be considered "Permanently Disabled" when a qualified medical doctor mutually acceptable to the Company and the Executive or the Executive's personal representative shall have certified in writing that: (A) the Executive is unable, because of a medically determinable physical or mental disability, to perform substantially all of the Executive's duties, with or without a reasonable accommodation, for more than 180 calendar days measured from the last full day of work; or (B) by reason of mental or physical disability, it is unlikely that the Executive will be able, within 180 calendar days, to resume substantially all business duties and responsibilities in which the Executive was previously engaged and otherwise discharge the Executive's duties under this Agreement;   (iii)  Liquidation, Dissolution or Discontinuance of Company: upon the  liquidation, dissolution or discontinuance of business by the Company in any manner or the filing of any petition by or against the Company under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within 60 days after filing; provided that, such termination shall not prejudice the Executive's rights as a stockholder or a creditor of the Company; or   (iv)  for Cause (as defined herein): "Cause" for the purposes of this  Agreement shall mean:   (A)  Any material breach of the terms of this Agreement by the  Executive, or the failure of the Executive to diligently and properly perform the Executive's duties for the Company or the Executive's failure to achieve the objectives specified by the Board, which breach or failure is not cured within 30 days after written notice thereof;   (B)  The Executive's misappropriation or unauthorized use of the  Company's  tangible  or  intangible  property,  or  any  other  similar  agreement  regarding confidentiality, intellectual property rights, non-competition or non-solicitation;   (C)  Any material failure to comply with the Company Policies or  any other policies and/or directives of the Board, which failure is not cured within 30 days after written notice thereof; provided, however, in the case of failure to comply with Company Policies related to harassment, unlawful discrimination, retaliation or workplace violence a 30 day cure period and written notice thereof is not required and termination may occur immediately upon the provision of notice;

 (D)  Any dishonest or illegal action (including, without limitation,  embezzlement) or any other action whether or not dishonest or illegal by the Executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;   (E)  The Executive's failure to fully disclose any material conflict  of interest that the Executive may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or   (F)  Any adverse action or omission by the Executive which  would be required to be disclosed pursuant to public securities laws or which would limit the ability of the Company or any entity affiliated with the Company to sell securities under any Federal or state law or which would disqualify the Company or any affiliated entity from any exemption otherwise available to it.   (d) Obligations of the Company upon Termination.  (i)  Upon the termination of this Agreement (A) by the Executive upon  notice pursuant to paragraph 6(a) or (B) by the Company pursuant to paragraph 6(c)(i)-(iv), the Company shall have no further obligations other than to pay the Executive unpaid Base Salary earned by the Executive through the date of termination.   (ii)  Upon termination of this Agreement:  (A) by the Executive for Good  Reason pursuant to paragraph 6(b), or (B) by the Company upon notice pursuant to paragraph 6(a), provided that the Executive first executes and does not revoke a release and settlement agreement in a form acceptable to the Company within the time period specified (the "Release"), the Company shall provide the Executive with the following benefits (collectively, the "Severance"): (1) the Company shall pay the Executive the amount equal to six (6) months of Executive's then-current Base Salary (less all applicable withholdings and deductions), which shall be paid in equal installments in accordance with the current payroll schedule of the Company, commencing on the first regularly scheduled payroll date after the Release becomes effective; and (2) provided that the Executive properly elects continued health insurance coverage under the Company sponsored plan and provided further that such benefits continue to be offered, the Company shall pay for or reimburse the Executive for such continued health insurance coverage at the same average level and on the same terms and conditions which applied immediately prior to the date of the Executive's termination for the shorter of (a) six (6) months from the date of termination or (b) until the Executive obtains reasonably comparable coverage, provided, however, that notwithstanding the foregoing, if the Company's making such payments under this subsection (2) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the "ACA"), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the parties agree to reform this section in a manner as is necessary to comply with the ACA.   (e) Precedence  of Surviving Term. The provisions  of Section 6(d)(ii)

notwithstanding, the Company acknowledges the existence of the Executive's Employment Agreement dated January 19, 2015, wherein Executive is provided a term of employment of three  (3) years.  As such, upon termination of this Agreement: (A) by the Executive for Good Reason pursuant to paragraph 6(b), or (B) by the Company upon notice pursuant to paragraph 6(a), and where such termination occurs prior to January 19, 2018, the Company shall pay to the Executive the greater of (i) one (1) times the Executive's then-current annual Base Salary, or (ii) the aggregate amount of the Executive's then-current annual Base Salary payments that would have otherwise been payable over the remaining balance of the term ending on January 19, 2018; provided however, that if such termination occurs on or before December 3, 2016, in addition to the payments set forth in Section 6(e)(i) and 6(e)(ii) hereinabove (whichever is greater), the Executive shall also be paid an amount equal to the Executive's then-current target Annual Bonus. In addition to the foregoing, and only if termination of the Executive occurs pursuant to this Section 6(e), the Company shall pay for or reimburse the Executive for such continued health insurance coverage at the same average level and on the same terms and conditions which applied immediately prior to the date of the Executive's termination for the shorter of (a) the period of time from the date of termination and ceasing on January 19, 2018, or (b) until the Executive obtains reasonably comparable coverage, provided, however, that notwithstanding the foregoing, if the Company's making such payments under this subsection would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the "ACA"), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the parties agree to reform this section in a manner as is necessary to comply with the ACA. For purposes of clarity only, this Section 6(e) shall become null and void if not triggered or otherwise duly exercised before January 19, 2018.  (f)  Resignation as Officer and Director. Upon termination of this Agreement and the Executive's employment hereunder for any reason by either party, the Executive shall be  deemed to have resigned from all offices and positions the Executive may hold with the Company at such time including without limitation Board membership and/or positions as an officer of the Company.   7. Confidentiality. (a)  The Executive acknowledges that as a result of his employment with the Company he will receive access to Confidential Information of the Company. "Confidential Information" includes, but is not limited to, trade secrets, intellectual property, confidential or proprietary information, and all other knowledge, information, documents or materials, owned, licensed, developed or possessed by the Company which pertains, in any manner, to the Company's actual or anticipated Business, operations, financial information, business methods, pricing strategies and techniques, existing and future business or strategic plans, research and development projects, inventions, discoveries, ideas, clients, agreements, employees, and sales and marketing information  and  activities,  and  shall  include,  without limitation,  software, documentation, drawings, engineering, memoranda, ideas, designs, inventions, processes, sales, client lists, business leads, notes, concepts, ideas and designs, or any other non-public information that a competitor of the Company could use to the competitive disadvantage of the Company and all other documentation, manuals, letters, pamphlets, drafts, memoranda, notes and other documents, writings or tangible things of any kind, whether in tangible or intangible form.

(b)  The Executive agrees that he will maintain the confidentiality of the Confidential Information at all times during and after the Executive's employment with the Company and will not, at any time, directly or indirectly, use any Confidential Information for his own benefit or for the benefit of any other person, reveal or disclose any Confidential Information to any person other than authorized representatives of the Company, except in the performance of the Executive's duties in the furtherance of the business of the Company or with the prior written consent of an authorized officer of the Company. The covenants in this Section VII will not apply to information that (1) is or becomes available to the general public through no breach of this Agreement by the Executive or (2) the Executive is required to disclose by applicable law or court order; provided, however, that the Executive will notify the Company in writing of such required disclosure as much in advance as practicable in the circumstances and cooperate with the Company to limit the scope of such disclosure.  (c)  Upon request during employment, and immediately upon the termination of Executive's employment with the Company for any reason, Executive will immediately turn over and return to the Company all Confidential Information in any form (including all copies and reproductions thereof) and all other property whatsoever of the Company in or under his possession or control.  (d)  The Executive hereby confirms and agrees that the Executive will not disclose or use any information received by the Company from third parties, except as required in connection with the work for the Company. The Executive also agrees not to improperly use or disclose any confidential information or trade secrets of any third party or former employer to whom the Executive owes an obligation of confidentiality. By execution of this Agreement, the Executive confirms that the performance under the terms of the Agreement does not breach the terms of any agreement by which the Executive is legally bound, and the Executive agrees not to become a party to any such agreement during the Term.  8.  Non-Competition and Non-Solicitation.  During his employment, the Executive shall not participate in or otherwise be directly or indirectly involved or engaged in any business activity, other than that of the Company, unless specifically approved by the Board. In addition, during his employment, the Executive shall not engage in any activity that is competitive with the Business of the Company. Executive further agrees that, except as otherwise approved in writing by the Company, during the Restricted Period, he will not, directly or indirectly:  (a)  engage in the Business in the Territory or market, sell or provide Products and Services in the Territory;  (b)  hold a position based in or with responsibility for all or part of the Territory, with any person engaging in the Business, whether as employee, consultant, or otherwise, in which Executive: (1) will have duties, or will perform or be expected to perform services for such person, that is or are the same as or substantially similar to the position held by Executive or those duties or services actually performed by Executive for the Company at the time of the termination of Executive's employment with the Company, or (2) in which Executive will use or disclose or is reasonably expected to use or disclose any Confidential Information of the Company for the purpose of providing, or attempting to provide, such person with a competitive advantage with respect to the Business;  (c)  solicit any Customer for purposes of marketing, selling or providing Products and Services to such Customer;  (d)  accept as a customer any Customer for purposes of marketing, selling or providing Products and Services to such Customer;  (e)  induce, encourage, or attempt to induce or encourage any Customer to curtail or cancel their business with Company; or  (f)  induce, encourage, or attempt to induce or encourage any Company Employee to terminate his employment with the Company; provided, however, that the foregoing will not restrict the ability of the Executive to purchase or otherwise acquire up to one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.   (g)  As used in this Agreement, the following terms have the meanings given to such terms below:   (i)  "Business" means the business(es) in which the Company was  engaged at the time of the termination of the Executive's employment with the Company for any reason, including but not limited to the development and sale of oncology support and therapeutic compounds that directly compete in the same market segment(s) as those of the Company.   (ii)  "Customer" means any person or entity who is or was a customer or  client of the Company at the time of the termination of the Executive's employment with the Company for any reason or with whom the Executive had dealings or from whom the Executive received Confidential Information, or provided Confidential Information to, in the course of his employment with the Company.   (iii)  "Company Employee" means any person who is or was an  employee of the Company at the time of, or during the six (6) month period prior to, the termination of the Executive's employment with the Company for any reason.   (iv)  "Products  and Services" means the products and/or services  offered by the Company at the time of the termination of the Executive's employment with the Company for any reason.   (v)  "Restricted Period" means the period commencing on the date of  termination of the Executive's employment with the Company: (i) and ending on the twelve (12) month anniversary of such date if such termination is by the Company for Cause or by the Executive for any reason other than for Good Reason, or (ii) ending on the date which is the later of: (a) January 19, 2018, or (b) six (6) months from the date of termination  if Executive's employment is terminated by the Company without Cause or by Executive with Good Reason; provided, however, the Restricted Period shall be tolled and shall not run during any time Executive is in violation of Section 8 of this Agreement to the extent the existence of such violation is mutually agreed by the parties or, in the absence of such mutual agreement, determined by court of competent jurisdiction or other third party, such as an arbitrator, as mutually agreed by the parties, it being the intent of the parties that the Restricted Period shall be extended for any period of time in which Executive is in violation of Section 8 of this Agreement.   (vi)  "Territory" means:  (i) the State of North Carolina, (ii) any other  State in which the Company does business at the time of the termination of the Executive's employment with the Company for any reason; (iii) the United States of America; and (iv) any other country in which the Company does business at the time of the termination of the Executive's employment with the Company for any reason.  9.  Work Product.  The Executive acknowledges and agrees that all work that the Executive performs for, or on behalf of, the Company and its clients, and all inventions or other work product that the Executive produces or develops in connection with his services for the Company ("Work Product"), shall be the property of the Company, and all copyrightable Work Product prepared by the Executive within the scope of the Executive's employment with the Company are "works made for hire" under the U.S. Copyright Act and shall be exclusively owned by the Company.  The Executive hereby assigns, transfers and conveys to the Company, without additional consideration, all of his other rights, title and interest in and to all Work Product made or conceived, in whole or in part, by the Executive within the scope of the Executive's employment by the Company, or that relates directly to, or involves the use of, Confidential Information.  The Company's ownership, including its copyright ownership, shall continue in full force and effect in perpetuity and shall not be impaired or impacted by the termination or expiration of this Agreement for any reason. The Executive will, without additional compensation, execute all assignments, oaths, declarations and other documents requested by the Company to effect and further evidence the foregoing assignment, transfer and conveyance, and agrees to provide all reasonable assistance to the Company (at the Company's expense) to provide all information, documentation and assistance to the Company in perfecting, enforcing, defending or protecting any or all of the Company's rights in all Work Product.   The Company is hereby irrevocably appointed the Executive's attorney-in-fact (which agency shall be deemed coupled with an interest) with full right, power and authority to execute, verify, acknowledge and deliver the same in the Executive's name and on the Executive's behalf.   10.  Representations and Warranties.  The Executive represents and warrants to the Company that the Executive's performance of this Agreement and as an employee of the Company does not and will not breach any noncompetition agreement or any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company.  The Executive represents and warrants to the Company that the Executive has not entered into, and agrees not to enter into, any agreement that conflicts with or violates this Agreement.   The Executive represents and warrants to the Company that the Executive has not brought and shall not bring with the Executive to the Company, or use in the performance of the Executive's responsibilities for the Company, any materials or documents of a former employer which are not generally available to the public or which did not belong to the Executive prior to the Executive's employment with the Company, unless the Executive has obtained written authorization from the former employer or other owner for their possession and use and provided the Company with a copy thereof  11.  Indemnification by the Executive.   The Executive shall indemnify and hold harmless the Company, its directors, officers, stockholders, agents, and employees against all claims, costs, expenses, liabilities, and lost profits, including amounts paid in settlement, incurred by any of them as a result of the material breach by the Executive of any provision of this Agreement.  12.  Notices.  All notices, requests, consents, approvals, and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made, and received when: (a) personally delivered; (b) deposited for next day delivery by Federal Express, or other similar overnight courier services; (c) transmitted via telefacsimile or other similar device, as follows:   If to the Company:   Midatech Pharma PLC  65 Innovation Drive Milton Park  Abingdon  Oxfordshire, OX14 4RQ United Kingdom  Facsimile:  Attention: Chief Executive Officer   If to the Executive:  David Benharris  324 Spring Street  Wrentham, MA 02093  13.  Effect. This Agreement shall be binding on and inure to the respective benefit of the Company and its successors and assigns and the Executive and the Executive's personal representatives.  14.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to the same.  15.  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.    16. Amendment and Waiver. No provision of this Agreement, including the provisions of this Section, may be amended, modified, deleted, or waived in any manner except by a written agreement executed by the parties.  17.  Section  409A Matters.  This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations and other applicable guidance thereunder ("Section 409A"). To the extent that there is any ambiguity as to whether this Agreement (or any of its provisions) contravenes one or more requirements of Section 409A, such provision shall be interpreted and applied in a matter that does not result in a Section 409A violation. The Company makes no representation that this Agreement will be exempt from or compliant with Section 409A and makes no affirmative undertaking to preclude Section 409A from applying. Notwithstanding any provision of this Agreement to the contrary, in the event the Employee is a "specified employee" (as defined in Section 409A) on the termination date, any payment or benefit hereunder is determined to constitute nonqualified deferred compensation subject to Section 409A, then to the extent necessary to comply with Section 409A, such payment or benefit shall not be made, provided or commenced until six months after the Executive's termination of employment. Lump sum payments will be made, without interest, as soon as administratively practicable following the six-month delay. Any installments otherwise due during the six-month delay will be paid in a lump sum, without interest, as soon as administratively practicable following the six-month delay, and the remaining installments will be paid in accordance with the original schedule. For purposes of Section 409A, the right to a series of installment payments shall be treated as a right to a series of separate payments. Each separate payment in the series of separate payments shall be analyzed separately for purposes of determining whether such payment is subject to, or exempt from compliance with, the requirements of Section 409A.  18.  Governing Law. This Agreement will be governed by and construed according to the laws of the State of Delaware as such laws are applied to agreements entered into and to be performed entirely within North Carolina between North Carolina residents.  19.  Consent to Jurisdiction and Venue. Each of the parties agrees that any suit, action, or proceeding arising out of this Agreement may be instituted against it in the state or federal courts located in the county and state wherein the Company's US headquarters are located at the time of institution of the proceeding. Each of the parties hereby waives any objection that it may have to the venue of any such suit, action, or proceeding, and each of the parties hereby irrevocably consents to the personal jurisdiction of any such court in any such suit, action, or proceeding.  20.  Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.  21.  Headings.  The headings herein are for convenience only and shall not affect the interpretation of this Agreement.   [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.    COMPANY:   MIDATECH PHARMA US, INC.    By: Printed Name: James Phillips, MD JP  Title: Director     EXECUTIVE:   David Benharris